Exhibit 99.1

GSV Capital Corp.

GSV Capital Corp. Elects RIC Status and Announces Intent to Approve Distribution for 2015

October 14, 2015 (GLOBE NEWSWIRE) -- GSV Capital Corp. (“GSV Capital” or the “Company”) (Nasdaq:GSVC) has elected to be treated as a regulated investment company (“RIC”) for the 2014 taxable year. The Company is also announcing its intent to distribute to its stockholders a portion of its net realized gains for fiscal year 2015, subject to approval by the Company’s board of directors.

"An ongoing priority of ours is to capitalize on attractive opportunities and monetize positions in our portfolio. We are pleased to announce that we sold our entire position in 2U at an average price of $35.77 per share, generating $37.2 million in realized gains in the third quarter,” said Michael Moe, Chief Executive Officer of GSV Capital. “2U was our second-largest position at the end of the second quarter and resulted in a very attractive return.”

		Average
	Shares	Share	Net	Realized
Company	Sold	Price	Proceeds	Gain	IRR

2U, Inc.	1,319,233	$35.77	$47,192,835	$37,160,719	65.1%

Moe continued, “Our portfolio continues to mature and we have begun to generate cumulative net realized gains. As required to maintain our status as a RIC, we intend to distribute a portion of such gains to stockholders in the form of dividends.”

GSV Capital’s Distribution Plans for Fiscal Year 2015

As previously reported, GSV Capital has elected to be treated as a RIC under Subchapter M of the Internal Revenue Code, as amended, for U.S. federal income tax purposes for the 2014 taxable year and intends to maintain its RIC status for the 2015 taxable year. To qualify for RIC tax treatment, among other things, GSV Capital must distribute to its stockholders, for each taxable year, at least 90% of its “investment company taxable income,” which is generally the Company’s ordinary income plus the excess of its realized net short-term capital gains over its realized net long-term capital losses.

During the nine months ended September 30, 2015, GSV Capital generated net realized gains of approximately $53 million. The timing and actual amount of the Company’s distribution, if any, remain subject to the sole discretion of GSV Capital’s board of directors.

GSV Capital Corp.

Selected Portfolio Company Developments by Investment Themes

As previously reported, GSV Capital’s net assets totaled $303.6 million, or $15.72 per share, at June 30, 2015.

Education Technology

▪	Coursera, Inc.: Coursera, one of the largest providers of massive open online courses, raised $60 million in its Series C funding in August 2015. Coursera partners with top universities to offer over 1,400 courses, and serves over 15 million students globally. With its additional capital, the company plans to focus on continued product innovation and international growth, particularly in the Asia market. Investors to date include New Enterprise Associates, Kleiner Perkins Caufield & Byers, International Finance Corporation, and Times Internet Limited.

▪	General Assembly Space, Inc.: General Assembly, a global education company that provides professional training and education, successfully raised a $70 million round of Series D financing in September 2015 led by Advance Publications and Wellington Capital Management. In 2015, the company will enroll over 14,000 students in its 3-month programs and will reach over 25,000 alumni through the company’s worldwide network. To date, General Assembly has raised $110 million from investors including Institutional Venture Partners, Maveron, Learn Capital, and Rethink Education.

▪	DreamBox Learning, Inc.: DreamBox Learning offers K–8 adaptive and personalized SaaS-based mathematics instruction. The company closed $10 million in Series B funding in August 2015 led by Owl Ventures, and plans to use the new funds to expand its content offering and develop the next generation of its intelligent adaptive platform.

Cloud and Big Data

▪	Declara, Inc.: Declara, a search engine technology and analytics company that focuses on building technology for personalized learning tools, announced that its CEO and Founder, Ramona Pierson, and the company were chosen by the White House to be among a select group of innovative startups to be showcased at the first-ever White House Demo Day on August 4, 2015. A video clip of President Obama’s comments regarding Ms. Pierson and Declara can be viewed at http://tinyurl.com/RamonaWH.

▪	Dropbox, Inc.: Cloud file-sharing and storage provider Dropbox secured a significant deal to provide its enterprise services to Arizona State University’s 10,000 faculty and staff. Dropbox now has over 400 million registered users, and the company continues to focus on collaboration, simplicity, and accessibility. Dropbox also made a number of key hires in recent months, including Todd Jackson (Vice President of Product), Vanessa Wittman (Chief Financial Officer), and Thomas Hansen (Head of Sales).

▪	Palantir Technologies Inc.: Palantir, a data analytics platform used by law enforcement, government agencies, financial services firms, and healthcare industries, raised $450 million in a new round of funding in July 2015. With an estimated $20 billion valuation, Palantir is considered to be the third most valuable private company in the U.S.

Social Mobile

▪	4C Insights (f/k/a The Echo System Corp.): 4C Insights, a data science software company that powers the future of advertising, acquired Teletrax on July 30, 2015 to create the world’s most comprehensive platform for social and television advertising. 4C Insights closed a further investment led by Jump Capital to provide for additional growth funding.

▪	Enjoy Technology, Inc.: Online e-commerce company, Enjoy Technology, raised $50 million in Series B funding in August 2015 led by Highland Capital, bringing total funding to date to $80 million. GSV Capital participated in the most recent round with a $4 million investment. Founded by former Apple retail chief Ron Johnson, Enjoy entitiles its members to an exclusive range of executive concierge, travel, personal security, legal and assistance services upon purchasing a product. Other investors to date include Kleiner Perkins Caufield & Byers and Oak Investment Partners.

GSV Capital Corp.

Marketplaces

▪	GSVlabs (f/k/a nestGSV, Inc.): GSVlabs, a hub of innovation focused on accelerating the high-growth, high-impact verticals of Education Technology, Sustainability, Big Data, and Mobility, hosted the 2015 GSV Pioneer Summit from October 7–9, 2015, at which more than 100 speakers presented. The Pioneer Summit aims to accelerate transformative companies and connect a community of game-changing entrepreneurs, global corporations, and growth investors in the Global Silicon Valley. Private companies that attended the Pioneer Summit have raised $4 billion in funding. For more information, visit www.pioneersummit.com.

▪	Lyft, Inc.: Lyft, the San Francisco-based ridesharing startup, announced a cross-border partnership with Didi Kuaidi, China’s largest ride-hailing company that controls approximately 80 percent of the overall ride-hailing market in China. Didi Kuaidi also invested $100 million in Lyft’s latest round, alongside Alibaba and Tencent.

▪	New Zoom, Inc.: New Zoom, a company that specializes in the design, software development, technology, and operation of automated retail stores, filed for Chapter 11 bankruptcy in September 2015.

About GSV Capital Corp.

GSV Capital Corp. (Nasdaq:GSVC) is a publicly traded investment fund that seeks to invest in high-growth, venture-backed private companies. Led by industry veteran Michael Moe, the fund seeks to create a portfolio of high-growth emerging private companies via a repeatable and disciplined investment approach, as well as to provide investors with access to such companies through its publicly traded common stock. GSV Capital is headquartered in Woodside, CA. www.gsvcap.com

Follow GSV Capital on Twitter: @gsvcap

The GSV Capital Corp. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=12750

GSV Capital Corp.

Forward-Looking Statements

Statements included herein may constitute “forward-looking statements,” which relate to future events or our future performance or financial condition. These statements are not guarantees of our future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the SEC. GSV Capital Corp. undertakes no duty to update any forward-looking statements made herein, unless required to do so by law.

Contact

GSV Capital Corp.

William Tanona

(650) 235-4769

IR@gsvam.com